CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated January 21,2000, relating to the financial statements of Universal Beverages Holdings Corporation, included in its Annual Report on Form 10-KSB for the years ended December 31, 1999, and 1998, and our review financial statements of Universal Beverages Holdings Corporation included in its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

                                                  /s/ Sewell and Company
                                                  ----------------------
                                                  SEWELL AND COMPANY, PA
                                                  Certified Public Accountants

Hollywood, Florida
February 14, 2001